Exhibit 10.22

Mr. Ralph Baxter

Ralph Baxter, Inc.

37 Hamilton Avenue

Wheeling, WV 26003

June 20, 2021

RE: Sixth Amendment to Consulting Agreement dated March 1, 2016

Dear Ralph:

This Sixth Amendment (the “Sixth Amendment”) amends the previously signed Consulting Agreement by and between Integration Appliance, Inc. (“Company”) and Ralph Baxter, Inc. (“Consultant”) dated March 1, 2016, and amended on April 28, 2017, January 1, 2019, April 30, 2019, December 18, 2019 and on June 16, 2020 (as amended, the “Agreement”).

1.	The parties agree to extend the term of the Agreement. Therefore, Section 6(c) of the Agreement shall be deleted in its entirety and replaced as follows:

“(c) Expiration. Unless terminated earlier, this Agreement will expire on June 30, 2022.”

Unless otherwise specified, capitalized terms used herein shall have the meanings set forth in the Agreement. This Sixth Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or pdf signature shall be considered valid as if an original signature.

Except as specifically amended by this Sixth Amendment, the Agreement remains in full force and effect. To the extent that there is any conflict between the provisions of this Sixth Amendment and the Agreement, the provisions of this Sixth Amendment shall prevail.

IN WITNESS WHEREOF, the parties, through the signatures below of their duly authorized officers, have executed this Sixth Amendment as of the dates set forth below.

RALPH BAXTER, INC.		INTEGRATION APPLIANCE, INC.

By:	/s/ Ralph Baxter	By:	/s/ Steven Todd
Name: Ralph Baxter		Name: Steven Todd
Title: Principal		Title: SVP and General Counsel
Date: 20 June 2021		Date: June 20, 2021